EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
Attorneys At Law
61 Broadway, 32nd Floor
New York, New York 10006
_____________________
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

January 3, 2014

VIA ELECTRONIC TRANSMISSION

U.S. Rare Earths, Inc.
5600 Tennyson Parkway, Suite 190
Plano, Texas 75024

Re:	U.S. Rare Earths, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to U.S. Rare Earths, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale by the Company of up to 5,000,000 shares of the Company’s Common Stock, par value $0.00001 per share (the “Shares”), to be issued pursuant to restricted stock grants, stock option awards and other equity awards (“Awards”) granted or to be granted under the Company’s 2013 Stock Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based upon the foregoing examination, we are of the opinion that, based upon the assumptions listed above, the Shares when issued and paid for in accordance with the terms of the Plan (and any Award Agreements issued thereunder) will be duly authorized, validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Awards and Shares will be issued in compliance with all applicable state securities or blue sky laws.
We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP